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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Viatel, Inc. of our report dated April 19, 2000 relating to the financial statements of New Comms.UK (a fully integrated business of AT&T Corp.), also referred to in this Registration Statement as "Comms UK", as of December 31, 1999 and 1998 and for the years ended December 31, 1999 and 1998, which appears in the Viatel, Inc. Report on Form 8-K/A dated May 12, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
London, United Kingdom
November 21, 2000